UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14C

                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(C)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive information statement


                        AUSTRALIAN OIL & GAS CORPORATION
                        --------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of filing fee (check appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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Note. Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of "small business issuer" under Rule 12b-2 of the Exchange Act shall refer to the disclosure items in Regulation S-B and not Regulation S-K. If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by item 1 of Rule 14c-101.

                        AUSTRALIAN OIL & GAS CORPORATION
                             2480 North Tolemac Way
                          Prescott, Arizona, 86305, USA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 28, 2006


TO THE STOCKHOLDERS:

The 2006 annual meeting of stockholders of Australian Oil & Gas Corporation will be held at the Company's Melbourne office at Level 25, 500 Collins Street, Melbourne, Victoria, Australia on July 28, 2006, beginning at 11:00 am (Australian Eastern Standard Time). At the meeting, the stockholders of the Company will act on the following:

     (1) To elect the three directors for a one-year term until the next Annual Meeting or until their successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the meeting.

Only stockholders of record of our common stock at the close of business on June 19, 2006, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                                     By order of the Board of Directors

                                     /s/ E.Geoffrey Albers
                                     ---------------------
                                     E.Geoffrey Albers, President,
                                     Chief Executive Officer and
                                     Corporate Secretary
June 23, 2006

                        AUSTRALIAN OIL & GAS CORPORATION
                             2480 North Tolemac Way
                          Prescott, Arizona, 86305, USA

                              INFORMATION STATEMENT

   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the annual meeting of stockholders of Australian Oil & Gas Corporation ("AOGC" or the "Company") to be held on Friday, July 28, 2006, beginning at 11:00 am (Australian Eastern Standard Time), at the Company's Melbourne office. Proxies are NOT being solicited by the Company. The approximate date on which this Information Statement is being first sent to security holders is June 23, 2006.

VOTING INFORMATION

Only holders of record of the Company's common stock as of June 19, 2006 shall be entitled to vote at the annual stockholders meeting on the basis of one vote for each share held. As of June 19, 2006, there were 29,800,528 shares of AOGC common stock outstanding. The presence, either in person or by proxy, of a majority of the total number of shares of common stock outstanding on the record date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

Since the current members of the Board of Directors own, in the aggregate, more than 50% of the outstanding shares, a quorum is available without the Company incurring the expense of soliciting proxies. All stockholders of record on the record date are entitled to attend the meeting and vote their shares personally or through their own legally constituted proxy.

E. Geoffrey Albers will tabulate all votes cast in person or by proxy at the Annual Meeting.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees or other proposals.

ELECTION OF DIRECTORS

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the directors. Members of the Board of Directors holding, directly or indirectly, more than 50% of the outstanding shares have announced their intention to vote for the three nominees identified in this Information Statement. Accordingly, the three nominees will be re-elected to the Board of Directors.

The board met five times in 2005 and all three directors nominated below attended each meeting.

NOMINEES

Three directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

The following table sets forth certain information furnished to the Company regarding the persons who are nominees for election as directors of the Company.

Name                           Age            Position
----------------------         ---            ---------------------------
Ernest Geoffrey Albers         61             President and Director
William Ray Hill               55             Vice President and Director
Mark Anthony Muzzin            43             Vice President and Director

E. Geoffrey Albers has been our President and Treasurer and a director since August 2003. Mr. Albers is a company director with over 30 years experience as a lawyer and administrator in corporate law, petroleum exploration and resource sector investment. During this period Mr Albers has sponsored the formation of companies that have made the original Maari (Moki) oilfield discovery in New Zealand, the Yolla Gas/Condensate discovery in Bass Strait, the Evans Shoal gasfield discovery/appraisal in the Timor Sea and the SE Gobe oilfield development in Papua New Guinea. Mr Albers is Chairman of Rocky Mountain Minerals, Inc., and Octanex NL. He is a director of Bass Strait Oil Company Ltd and various other private and public companies. He is a member of the Petroleum Exploration Society of Australia and a member of the APPEA Exploration Committee and a Fellow of the Institute of Directors in Australia.

W. Ray Hill has been a director of the Company since August 2003. Mr. Hill founded Rocky Mountain Minerals, Inc. in 1978 and is currently President and director. Mr. Hill is President and Director of The Zonia Company, an Arizona real estate development company. Mr. Hill is the founder and President of Geowest Corporation, which is involved in the development of a solid waste construction and demolition landfill. In 1988 Mr. Hill founded Citizens Recycle & Collection, a solid waste hauling and Transfer Company, which was acquired by Waste Management, Inc. in 1996.

Mark A Muzzin was appointed a director of the Company on November 16, 2005. Mr Muzzin has had over 19 years of commercial experience and holds a B.A. degree from Latrobe University, Melbourne, Australia. His career commenced in the mid eighties at a London stock broking firm and has consulted for two of the major banks in Australia in the share custodian area. He has been involved in many capital raising activities for resource companies in Australia and is a consultant for various oil and gas companies. He is a director of a number of Australian public and private companies. He is Managing Director of Goldsborough Limited and is a member of the Petroleum Exploration Society of Australia.

DIRECTORS' COMPENSATION

The members of the Board of Directors do not receive any cash compensation for their service as directors.

COMMITTEES

The Company does not have a standing audit, nominating or compensation committee. These functions are fulfilled by the Board of Directors. The Company believes that, because of the small size of the Board, all of these functions can be efficiently performed at the Board of Directors level. All directors participate in the consideration of director nominees.

Prior to his resignation from the board of directors in November 2005, David B. Hill qualified as an "audit committee financial expert" under Item 401(e) of Regulation S-K because of his experience and credentials as a certified public accountant. However, since Mr. Hill's resignation from the Board, we do not have an audit committee financial expert serving on our Board of Directors because no current member of the Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-B and because we are a start up oil and gas exploration company with no revenues to date. However, in the future the current members of the Board intend to consider such qualifications in making future nominations of persons to join our board of directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the common stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 furnished to the Company, the Company is not aware of any director, officer, or beneficial owner of more than ten percent of the common stock of the Company, who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934, except that E. Geoffrey Albers failed to timely file a Form 4 for his December 22, 2005 acquisition of shares from the Company.

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate in writing with any of the Company's directors by sending such written communication to Mark Muzzin, Director, at the Company's principal executive offices, Level 25, 500 Collins Street, Melbourne, Victoria, 3000 Australia. Copies of any written communications received at such address will be provided to the relevant director or directors.

CODE OF ETHICS

Because we are a start up oil and gas exploration company with no revenues to date, we have not yet adopted a Code of Ethics as defined in Item 406 of Regulation S-K. The Board of Directors intends, however, to adopt a code of ethics for its principal executive, financial and accounting officers on or before December 31, 2006 and will file the code of ethics as an exhibit to the Company next annual report on Form 10-KSB.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of the person serving as our chief executive officer since his appointment in August 2003. No other executive officers received annual compensation in excess of $100,000 during that time.

                                                                        Securities/
                                                      Other Annual      Underlying     All Other
Name and  Principal Position        Year     Salary   Compensation      Options        Compensation
----------------------------        ----     ------   ------------      -------        ------------
E. Geoffrey Albers,                 2005     -0-      -0-               -0-            * $250,000
Chief Executive Officer             2004     -0-      -0-               -0-
                                    2003     -0-      -0-               -0-

* Represents the value of the 2,500,000 shares issued on December 22, 2005, @ 10 cents per share, to E. Geoffrey Albers, for compensation described herein. The shares were issued pursuant to a private placement in reliance on Section 4(2) of the Securities Act of 1933.

Option Grants in the Last Fiscal Year
-------------------------------------

The Company does not have a stock option plan and has not granted any options during the last fiscal year.

Fiscal Year-End Option Numbers and Values
-----------------------------------------

The Company does not have a stock option plan and has not granted any options during the last fiscal year.

Equity Compensation Plan Information
------------------------------------

The Company does not have a stock option plan and has not granted any options during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 19, 2006, certain information with respect to the beneficial ownership of shares of common stock by (i) an officer of our company, (ii) each director of our company, (iii) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, and (iv) our directors and executive officers as a group.

                                    Number
Beneficial Owner                    of Shares (1)   Percent of Class (2)
----------------                    -------------   --------------------

Ernest Geoffrey Albers (3)             15,800,000            53.0

William Ray Hill                          100,000             0.36

Mark Anthony Muzzin                          Nil              0.00


All  officers  and  directors as a     15,900,000            53.36%
group (3 persons)

(1) The number of shares and the percentage of the class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity.

(2) Percentages are based upon the total 29,800,528 outstanding shares of Common Stock combined with the number of shares of Common Stock beneficially owned by each person or entity.

(3) Includes shares of common stock registered in the names of Mr. Albers' family members and affiliates.

On May 4, 2005, the Company entered into a deed with respect to the terms of appointment of E. Geoffrey Albers as Chairman of directors and as an executive officer of the Company. A copy of the deed was filed as an exhibit (10.3) in the Company's annual report on Form 10-KSB for the year ended December 31, 2005. The Board of Directors decided, due to the Company's limited capital resources, that
E. Geoffrey Albers be remunerated by way of the issuance of common stock in lieu of cash payments E. Geoffrey Albers was issued with 2,500,000 shares of common stock for his services between January 1, 2005 to December 31, 2005. A further 2,000,000 shares of common stock are to be issued to him for his services between January 1, 2006, and December 31, 2006 and a further 1,500,000 shares of common stock are to be issued for his services for the period from January 1, 2007 to 31 December, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below is information regarding transactions between executive officers, directors and significant shareholders of the Company since January 1, 2004.

Some of our directors and officers are engaged in various aspects of oil and gas exploration and development for their own account and through other entities in which they are directors and or shareholders. Furthermore, certain of our directors and officers are involved in transactions with the Company. We have no policy prohibiting, nor does our Certificate of Incorporation prohibit, transactions between the Company and our officers and directors. We may enter into cost-sharing arrangements with respect to the drilling of the Company's oil and gas properties. Directors and officers may participate, from time to time, in these arrangements and such transactions may be on a non-promoted basis (actual costs), although they have participated mainly on a promoted basis, but must be approved by a majority of the disinterested directors of the Board of Directors.

E. Geoffrey Albers, the President and a director, and Mark A Muzzin, a director, each have interests in certain of the oil and gas properties under option to the Company. The affiliates paid for their proportionate share of all costs to acquire, develop and operate these properties.

E. Geoffrey Albers is a director and shareholder of each of Great Missenden Holdings Pty Ltd and of Setright Oil & Gas Pty Ltd. Effective from April 4, 2005, in return for the previous advances of $212,000, the Company issued to Great Missenden Holdings Pty Ltd 212 Series I Convertible Notes of $1,000 each, with an interest coupon of 10% per annum, convertible into shares of Common Stock at any time on or before December 31, 2007 on the basis of 12,500 shares of Common Stock for every $1,000 Convertible Note or part thereof. Effective from April 26, 2005, Great Missenden Holdings Pty Ltd approved a further $100,000 Line of Credit to the Company in return for the issue to Great Missenden Holdings of 100 Series II Convertible Notes of $1,000 each with an interest rate of 10% per annum, convertible into shares of Common Stock at any time on or before 31 December, 2008 on the basis of 10,000 shares of Common Stock for every $1,000 Series II Convertible Notes or part thereof. As at December 31, 2005, an amount of $38,000 had been drawn down pursuant to the $100,000 Line of Credit, which were converted into these Series II Notes. A total charge of $6,165 by way of interest on all advances from Great Missenden Holdings Pty Ltd was incurred during the quarter. For the quarter ended December 31, 2005, Setright Oil & Gas Pty Ltd charged the Company $5,525 for the provision of accounting and administrative services rendered by third parties for the benefit of the Company, but not including services rendered by E. Geoffrey Albers, who is remunerated separately. At December 31, 2005, an aggregate amount of $20,845 was recorded as a liability to Setright Oil & Gas Pty Ltd.

As the Company's capital resources are limited, the Company remunerates E. Geoffrey Albers by the issue of common stock in lieu of cash payments. Specifically, during the fourth quarter 2005, the Company issued 2,500,000 shares of common stock to E. Geoffrey Albers for his services in relation for the period January 1, 2005, to December 31, 2005. A further 2,000,000 shares of common stock are to be issued to him for his services between January 1, 2006, and December 31, 2006 and a further 1,500,000 shares of common stock are to be issued for his services for the period from January 1, 2007 to 31 December, 2007.

We also have the use of premises in Australia at Level 25, 500 Collins Street, Melbourne, Victoria. The office space is taken on a nonexclusive basis, with no rent payable, but the usage of the premises is included in the charges Setright Oil & Gas Pty Ltd makes in respect to the administration of the Company.

With regard to exploration permits ACP/33 and ACP/35, E. Geoffrey Albers is a director and shareholder in the joint venture participants; namely Natural Gas Corporation Pty Ltd and Auralandia N.L.

On April 12, 2006, the Company completed the acquisitions of each of Nations Natural Gas Pty Ltd (Nations) and Alpha Oil & Natural Gas Pty Ltd (Alpha), both companies incorporated in Australia. E. Geoffrey Albers is also a director and or shareholder of each of the vendors of shares in Nations and Alpha.

The acquisition of Alpha was made in order to cost-effectively acquire a 20% interest in the Browse Joint Venture, being permits, WA-332-P, WA-333-P and WA-342-P. The shareholders of Alpha shall receive 2,000,002 shares of common stock in AOGC and the payment of AUD$100,000. Prior to the agreement between AOGC and Alpha being finalized, Alpha (with the approval of AOGC) sold its 20% interest in WA-341-P for an amount substantially in excess of book value. The settlement funds have been received by Alpha and are incorporated in settlement funds available to AOGC through its new wholly owned subsidiary, Alpha. With regard to the interest in the Browse Joint Venture, E. Geoffrey Albers is a director and shareholder in each of Batavia Oil & Gas Pty Ltd and Hawkestone Oil Pty Ltd. He is a major shareholder in Alpha Oil & Natural Gas Pty Ltd and Goldsborough Energy Pty Ltd., a subsidiary of Goldsborough Limited. All of these companies are the participants in the Browse Joint Venture.

Mark A Muzzin is a director of Goldsborough Energy Pty Ltd, a subsidiary of Goldsborough Limited.

The acquisition of Nations was made in order to cost-effectively acquire a 30% interest in the four permits of the National Gas Consortium, being permits, NT/P62, NT/P63, NT/P64 and NT/P65. The shareholders of Nations shall receive 2,100,001 shares of common stock in AOGC and AUD$50,000 as consideration for Nations. With regard to the interest in the National Gas Consortium, E Geoffrey Albers is a director and shareholder in each of National Oil & Gas Pty Ltd, Australian Natural Gas Pty Ltd and Nations Natural Gas Pty Ltd.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our principal accountant, Demetrius & Company L.L.C., billed us aggregate fees in the amounts of approximately $12,100 and $12,000 respectively for the fiscal years ended 2005 and 2004. These amounts were billed for professional services that Demetrius & Company, L.L.C. provided for the audit of our annual financial statements, review of the financial statements included in our report on 10-QSB and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

There were no fees billed to us for the fiscal year ended December 31, 2005 for assurance and other services related to the performance of the audit or review of our financial statements.

There were $1,500 accrued fees for the fiscal year ended December 31, 2005 for tax compliance, tax advice, and tax planning.

There were no other fees billed to us for the fiscal year ended December 31, 2005.

Audit Committee's Pre-Approval Practice
---------------------------------------

Inasmuch as the Company does not have an audit committee, its board of directors performs the functions of its audit committee. Section 10A(i) of the Securities Exchange act of 1934 prohibits our auditors from performing audit services for us as well as any services not considered to be "audit services" unless such services are pre-approved by the board of directors (in lieu of the audit committee) or unless the services meet certain de minimis standards.

The Board of Directors has adopted resolutions that provide that the board must:

         Preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i) (1) (A) of the Securities Exchange Act of 1934 (as amended by the Sarbanes-Oxley Act of 2002).

         Preapprove all non-audit services (other than certain de minimis services described in Section 10A(i) (1) (B) of the Securities Exchange act of 1934 (as amended by the Sarbanes-Oxley Act of 2002) that the auditors propose to provide to the Company or any of its subsidiaries.

The Board of Directors considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request. The Board of Directors has approved Demetrius & Company L.L.C. performing our audit for the 2004 and 2005 fiscal years.

A representative of Demetrius and Company L.L.C. has been invited to attend the meeting, with an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting for a one-year terms ending at the 2007 Annual Meeting of Stockholders. The members of the Board of Directors have nominated E. Geoffrey Albers, William R. Hill and Mark A Muzzin as directors, each of whom are presently serving as directors of the Company.

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the directors. Members of the Board of Directors holding, directly or indirectly, more than 50% of the outstanding shares have announced their intention to vote for the three nominees identified in this Information Statement. Accordingly, the three nominees will be re-elected to the Board of Directors.


               WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in our information statement or proxy statement, as applicable, for our 2007 annual meeting of stockholders must be addressed to the attention of our Corporate Secretary and received at our principal executive offices at Level 25, 500 Collins Street Melbourne, Victoria, 3000, Australia by March 1, 2007. For other stockholder proposals intended to be presented at the 2007 annual meeting (but not in our information statement or proxy statement), the deadline is May 16, 2007.

                                  OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals and matters relating to the conduct of the meeting.

                                        By Order of the Board of Directors,


                                        /s/ E.Geoffrey Alber
                                        --------------------
                                        E.Geoffrey Albers, President,
                                        Chief Executive Officer and
                                        Corporate Secretary
June 23, 2006